UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2016

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931

(Address of Principal Executive Offices)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Chief Executive Officer and Chairman of the Board of Directors

On February 29, 2016, Provectus Biopharmaceuticals, Inc. (the “Company”) announced the resignation of H. Craig Dees, PhD, as Chief Executive Officer and Chairman of the board of directors (the “Board of Directors”) of the Company, effective immediately. Dr. Dees resigned for personal and health reasons and not as a result of any disagreement with the Company.

(c) Appointment of Interim Chief Executive Officer

On February 29, 2016, the Company also announced that the Board of Directors appointed Peter R. Culpepper, the Company’s current Chief Financial Officer and Chief Operating Officer, age 56, to serve as Interim Chief Executive Officer effective immediately, and is expected to serve as the Interim Chief Executive Officer until the Board of Directors completes its search process for a successor Chief Executive Officer. The Board of Directors is also searching for an Interim Chief Financial Officer to support Mr. Culpepper with respect to the responsibilities associated with the Chief Financial Officer role until a successor Chief Executive Officer is named. Mr. Culpepper has served as the Company’s Chief Financial Officer and Chief Operating Officer since February 2004. Prior to that, Mr. Culpepper served as Chief Financial Officer for Felix Culpepper International, Inc. from 2001 to 2004; was a Registered Representative with AXA Advisors, LLC from 2002 to 2003; has served as Chief Accounting Officer and Corporate Controller for Neptec, Inc. from 2000 to 2001; has served in various Senior Director positions with Metromedia Affiliated Companies from 1998 to 2000; has served in various Senior Director and other financial positions with Paging Network, Inc. from 1993 to 1998; and has served in a variety of financial roles in public accounting and industry from 1982 to 1993. Mr. Culpepper is a licensed Certified Public Accountant in both Tennessee and Maryland and earned a Masters in Business Administration in Finance from the University of Maryland – College Park in 1992. He is a member of the AICPA and Financial Executives International and serves on the Accounting Council of Gerson Lehrman Group. There are no family relationships between Mr. Culpepper and any of the Company’s officers or directors. There are no transactions between Mr. Culpepper and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

(d) Appointment of Director to the Board of Directors

On February 27, 2016, the Board of Directors appointed Eric Wachter, the Company’s Chief Technology Officer, to serve as a director on the Company’s Board of Directors, to fill the vacancy on the Board of Directors caused by Dr. Dees’s resignation. Dr. Wachter will stand for election by the Company’s stockholders at the Company’s Annual Meeting of Stockholders in June 2016. Dr. Wachter has not been appointed to serve on any committees of the Board of Directors at this time. There are no transactions between Dr. Wachter and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

The Board of Directors appointed Alfred E. Smith, IV, the lead independent director on the Board of Directors, to replace Dr. Dees as Chairman of the Board of Directors.

Item 7.01.	Regulation FD Disclosure.

On February 29, 2016, the Company issued a press release (the “Press Release”) announcing Dr. Dees’s resignation, the appointments of Mr. Culpepper as Interim Chief Executive Officer, Mr. Smith as Chairman of the Board of Directors and Dr. Wachter to the Board of Directors. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

99.1	Press Release, dated February 29, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2016

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Peter R. Culpepper
Peter R. Culpepper
Interim Chief Executive Officer, Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated February 29, 2016